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                                                                    EXHIBIT 99.5


                            BIG FOOT FINANCIAL CORP.

                         CONFIDENTIAL VOTING INSTRUCTION

            SOLICITED BY THE MANAGEMENT SALARY COMPENSATION COMMITTEE
                           OF BIG FOOT FINANCIAL CORP.
                      FOR THE EMPLOYEE STOCK OWNERSHIP PLAN
                           OF BIG FOOT FINANCIAL CORP.

         The undersigned participant, former participant or beneficiary of a deceased former participant in the Big Foot Financial Corp. Employee Stock Ownership Plan (the "ESOP") hereby provides the voting instructions hereinafter specified to the Trustee of the ESOP (the "Trustee"), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock of Big Foot Financial Corp. that are held by the Trustee, in its capacity as Trustee of the ESOP, as of _________, 2002, at the 2002 Annual Meeting of Shareholders of Big Foot Financial Corp. to be held on ____________, 2002, and at any adjournment or postponement thereof.

         As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement dated ____________, 2002, the Trustee will vote the common stock of Big Foot Financial Corp. held by the ESOP Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Management Salary Compensation Committee dated, ______________, 2002.



         (CONTINUED ON REVERSE SIDE. PLEASE COMPLETE, SIGN AND DATE ON THE REVERSE SIDE AND PROMPTLY RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.)


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     Participant                                                 ESOP Common Stock (as of September _____, 2002)

                                                                                   Please mark your votes like this
                                                                                               |X|

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1.   Approval of the principal terms of the Agreement and Plan of                       FOR                 AGAINST         ABSTAIN
     Reorganization, dated July 19, 2002, by and between Big Foot and Midwest
     Banc Holdings, Inc. ("Midwest"), which provides for the merger of Big Foot         [ ]                   [ ]            [ ]
     with and into Midwest.

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2.   Election of Stephen E. Nelson and Timothy L. McCue to serve as directors on        FOR                 WITHHOLD
     the Board of Directors of Big Foot until the consummation of the merger or,   all nominees          for all nominees
     if the merger is not consummated, for a three-year term expiring at the         (except as
     2005 annual meeting of shareholders and until their successors are elected  otherwise indicated)
     and have been qualified.
                                                                                        [ ]                   [ ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED:
                                           ------------------------------------

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3.   Ratification of the appointment of KPMG LLP as the independent public              FOR                 AGAINST         ABSTAIN
     accountants for Big Foot Financial Corp. for the fiscal year ending June 30,
     2003, if the merger is not consummated, or for any shorter period of time          [ ]                   [ ]             [ ]
     as may be called for or deemed necessary by Big Foot.

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4.   In their discretion, the proxies are authorized to vote on such other              FOR                 AGAINST         ABSTAIN
     business as may properly come before the annual meeting or any adjournments
     of postponement of the annual meeting.                                             [ ]                   [ ]             [ ]

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         In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustees. All proposals listed above in this Confidential Voting Instruction were proposed by Big Foot Financial Corp. The undersigned hereby instructs the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Voting Instruction Letter, a Notice of Annual Meeting of Shareholders of Big Foot Financial Corp., a Proxy Statement dated __________________ for the Annual Meeting and a 2002 Annual Report to Shareholders.

         When you give your vote authorization, you do so as a "named fiduciary" of your ESOP Account for purposes of ERISA. As a named fiduciary, you have the power to give instructions to the Trustee as to the voting of the shares in your ESOP Account and the Trustee shall follow such instructions unless it determines that they are improper under ERISA. You, and not the Trustee, are responsible for the consequences that flow from the voting instructions that you give.

         PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR CONFIDENTIAL VOTING INSTRUCTION MUST BE RECEIVED NO LATER THAN _________, 2002.


                                   Date
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                                   Signature
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                                   Signature of participant, former participant
                                   or designated beneficiary of deceased former participant. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.